EXHIBIT 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the registration statement on Form S-8 (Registration No. 333-16939) of our report dated February 18, 2004 relating to our audit of the December 31, 2003 financial statements of Clean Diesel Technologies, Inc. included in the 2003 annual report on Form 10-K, as amended.



/s/ Eisner LLP

New York, New York
December 22, 2004



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